Contacts:	Lippert/Heilshorn & Associates, Inc. Kim Sutton Golodetz (investors) 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	PhotoMedex, Inc. Dennis McGrath, CFO 215-619-3287 info@photomedex.com

PHOTOMEDEX REPORTS FIRST QUARTER RESULTS

Appoints Leonard Mazur to Board of Directors
Conference Call Begins at 4:30 p.m. Eastern Time Today

MONTGOMERYVILLE, Pa. – May 14, 2009 – PhotoMedex, Inc. (NASDAQ: PHMD), a leader in dermatology products and technologies, today reported financial results for the three months ended March 31, 2009.  Highlights of the 2009 first quarter include:

•	Revenues of $7.5 million, down 10% from the prior year
•	XTRAC® recognized procedures up 30% over the prior year and down 14% sequentially
•	XTRAC domestic equipment sales up 17% over the prior year and down 49% sequentially
•	International Dermatology Equipment sales down 14% from the prior year and up 22% sequentially
•	Skin care revenues down 33% from the prior year and down 12% sequentially
•	Surgical Products revenues down 51% from the prior year and down 17% sequentially
•	Initiated planned cost reductions expected to result in approximately $4.5 million of savings annually
•	Completion of the acquisition of Photo Therapeutics business.

“Consumer spending, the economy and customer credit issues all adversely affected our consumer-based skincare business and the capital equipment sales of the Photo Therapeutics segment.  Yet XTRAC procedures continue to grow year over year in this tough economy as dermatologists across the U.S. are looking for alternative reimbursed treatments to offset the drastic decline in elective aesthetic procedures over the past six months. During the first quarter, we placed 58 XTRACs, sold 14 XTRACs including 13 to existing customers, and removed 35 systems from underperforming practices,” said Jeff O’Donnell, President and CEO of PhotoMedex, Inc.  “The PhotoMedex management team has taken decisive steps to calibrate our company to the existing economic environment, and to ensure that it is healthy and ready to excel when the economy rebounds.”

Today, the Company also announced the appointment of Leonard Mazur to the PhotoMedex Board of Directors, effective March 13, 2009.  Mr. Mazur is the co-founder and Chief Operating Officer of Triax Pharmaceuticals, LLC. Prior to joining Triax, from 1995 to 2005 he was Chief Executive Officer of Genesis Pharmaceutical, Inc., a skincare company that dispenses products through dermatologist offices.  Mr. Mazur was the founder of Genesis, which was sold to Pierre Fabre in 2002.  In addition, Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation, ICN Pharmaceuticals, Inc. and Cooper Laboratories Inc.

Mr. Mazur stated, “I look forward to serving on the PhotoMedex Board.  I have admired the company and its products for many years.  I am excited to be able to assist the company in pursuing its goals.”

Richard DePiano, PhotoMedex Board Chairman, said, “Len is a great addition to the Board and his broad-based experience in the marketing and management of pharmaceutical and OTC products will be a great benefit to PhotoMedex.  His comprehensive and hands-on experience in the areas of product line acquisition, management, R&D and distributor relationships will be highly beneficial and supportive in helping PhotoMedex to realize its goal of attaining recognition as a world-class, dermatological healthcare company.”

With this appointment, the Company has eight Directors, including six independent Directors.

Reported Financial Results

Revenues for the first quarter of 2009 were $7,498,342, compared with revenues for the first quarter of 2008 of $8,330,834, a decrease of 10.0%. Revenues for the first quarter of 2009 include $746,048 from the Photo Therapeutics segment, which was acquired on February 27, 2009.  The Surgical Services business segment was sold in August of 2008. Consequently, revenues of $1,899,739 previously recorded in the first quarter of 2008 are not included above and are now classified as discontinued operations.

The net loss for the first quarter of 2009 was $3,512,187 or $0.39 per share, compared with a net loss for the first quarter of 2008 of $2,541,861 or $0.28 per share (adjusting for the 1-for-7 reverse stock split on January 26, 2009). The 2009 first quarter net loss included non-cash charges of $1,287,894, including stock-based compensation expense of $292,674 and depreciation and amortization of $995,220. In addition, the first quarter loss included a non-cash charge of $432,352 for additional acquisition costs in connection with the Photo Therapeutics acquisition as required by SFAS 141(R). The 2008 first quarter net loss included non-cash charges of $1,657,654, including stock-based compensation expense of $426,543 and depreciation and amortization of $1,214,612. There were no acquisition expenses incurred in the first quarter of 2008.

As of March 31, 2009, the Company had cash and cash equivalents of $4.2 million, including restricted cash of $78,000. This compares with cash and cash equivalents of $3.7 million as of December 31, 2008, including restricted cash of $78,000.

A reconciliation of non-GAAP financial measures to GAAP financial measures and a presentation of the most directly comparable GAAP financial measures is included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net loss and non-GAAP adjusted loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes due to the adoption of the accounting standards SFAS 123R and SFAS 141R and the impact of SFAS 144 and EITF 07-05.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense enhance the comparability of results against prior periods.  Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)
	Three Months Ended March 31,
	2009	2008
Net Loss (as reported)	$(3,512,187)	$(2,541,861)
Adjustments:
Stock-based compensation expense	292,674	426,543
Depreciation and amortization expense	995,220	1,214,612
Other non-cash charges	26,843	27,716
Acquisition expenses	432,352	-
Interest expense, net	402,523	227,371
Change in fair value of warrant	(91,222)	-

Total adjustments	2,058,390	1,896,242
Non-GAAP adjusted loss	$(1,453,797)	$(645,619)

Shares used in computing basic and diluted net loss per share	9,005,009	9,004,601

Non-GAAP adjusted loss per share	$(0.16)	$(0.07)

Conference Call

PhotoMedex will hold a conference call to discuss the Company's first quarter 2009 results and answer questions beginning at 4:30 p.m. Eastern time today.

To participate in the conference call, dial 800-432-7890 (and confirmation code # 3790427). If you are unable to participate, a digital replay of the call will be available from Thursday, May 14 from 7:30 p.m. Eastern time until 12:00 midnight Eastern time on Thursday, May 28 by dialing 888-203-1112 and using confirmation code # 3790427.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications. The Company has FDA 510(k) clearances to market the XTRAC® laser system for the treatment of psoriasis, vitiligo, atopic dermatitis.  The Company is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, and salons. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

In addition, as a result of the recent acquisition of the Photo Therapeutics business, PhotoMedex now researches, develops and manufactures non-laser light devices for the treatment of clinical and aesthetic dermatological conditions, adding the Omnilux™ products to its portfolio.  The Omnilux products incorporate a new technology based on narrowband Light Emitting Diodes (LEDs) to treat a wide range of dermatological conditions including acne, photodamage, skin rejuvenation, psoriasis, post-surgery wound healing and non-melanoma skin cancer.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including continued increase in XTRAC procedures performed, difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results.  In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on From 10-k for the year ended December 31, 2007  which are on file with the SEC.  We undertake no obligation to publicly update any forward looking statement, either as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

		Three Months Ended March 31,
		2009**	2008*

Revenues		$7,498,342	$8,330,834

Cost of Sales		3,797,600	4,118,031
Gross profit		3,700,742	4,212,803

Operating expenses:
Selling, general and administrative		6,699,931	6,257,407
Research and development and engineering		201,697	438,688
		6,901,628	6,696,095

Operating loss from continuing operations		(3,200,886)	(2,483,292)

Interest expense, net		(402,523)	(227,371)
Change in fair value of warrant		91,222

Loss from continuing operations		(3,512,187)	(2,710,663)

Discontinued operations:
Income from discontinued operations		-	168,802

Net Loss	[1]	$(3,512,187)	$(2,541,861)

Basic and diluted net loss per share:
Continuing operations		$(0.39)	$(0.30)
Discontinued operations		(0.00)	0.02
Basic and diluted net loss per share		$(0.39)	$(0.28)

Shares used in computing basic and diluted
net loss per share		9,005,009	9,004,601

[1] Includes Depreciation and Amortization		995,220	1,214,612

[1] Share-based compensation expense		292,674	426,543

*Revenues for the three months ended March 31, 2008 exclude $1,899,739 from the Surgical Services business segment which was sold on August 8, 2009

** Revenues for three months ended March 31, 2009 include $746,048 from PhotoTherapeutics which was acquired on February 27, 2009

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$4,257,320	$3,736,607
Accounts receivable, net	5,678,180	5,421,668
Inventories	9,202,545	6,974,194
Other current assets	296,682	322,549
Property and equipment, net	10,592,238	10,388,406
Other assets	31,723,240	19,870,825
Total Assets	$61,750,205	$46,714,269

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$7,841,746	$7,113,393
Other current liabilities	2,154,287	1,241,202
Bank and Lease Notes Payable	7,373,214	8,677,247
Convertible Note	16,468,866	-
Warrant related to convertible note	1,459,089	-
Stockholders’ equity	26,453,000	29,682,427
Total Liabilities and Stockholders’ Equity	$61,750,205	$46,714,269

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,512,187)	$(2,541,861)
Adjustments to reconcile net loss to net cash used in operating activities – continuing operations:
Depreciation and amortization	995,220	1,027,668
Stock-based compensation expense related to employee options and restricted stock	292,674	426,543
Provision for bad debts	26,843	27,571
Change in estimated fair value of warrant liability	(91,222)	-
Changes in assets and liabilities, net of effects from discontinued operations:
(Increase) decrease in:
Accounts Receivables	559,672	654,562
Inventories	(554,449)	417,200
Prepaid expenses and other assets	(279,526)	237,284
Increase (decrease) in:
Accounts payable & other accrued expenses	(170,108)	775,121
Deferred revenues	94,328	287,290
Net cash (used in) provided by operating activities – continuing operations	(2,638,755)	1,311,378
Net cash provided by operating activities – discontinued operations	-	71,768
Net cash (used in) provided by operating activities	(2,638,755)	1,383,146

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities – continuing operations	(13,497,222)	(1,224,969)
Net cash used in investing activities – discontinued operations	-	(36,000)
Net cash used in investing activities	(13,497,222)	(1,260,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities – continuing operations	16,630,980	(551,925)
Net cash used in investing activities – discontinued operations	-	-
Net cash provided by ( used in) investing activities	16,630,980	(551,925)

Effect of exchange rate changes on cash	25,710	-

NET INCREASE (DECREASE) IN CASH	520,713	(429,748)

CASH, BEGINNING OF PERIOD	3,658,607	9,837,303

CASH, END OF PERIOD	4,179,320	9,407,555

RESTRICTED CASH	78,000	117,000

TOTAL	$4,257,320	$9,524,555

The following tables reflect unaudited results of operations for our business segments for the periods indicated below:

	Three Months Ended March 31, 2009 (unaudited)
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	PTL *	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$2,675,309	$999,084	$2,202,459	$746,048	$875,442	$7,498,342
Costs of revenues	1,534,831	684,863	769,932	179,082	628,892	3,797,600
Gross profit	1,140,478	314,221	1,432,527	566,966	246,550	3,700,742
Gross profit %	42.6%	31.5%	65.0%	76.0%	28.2%	49.4%

Allocated operating expenses:
Selling, general and administrative	2,058,447	69,162	1,501,966	307,550	66,322	4,003,447
Engineering and product development	-	-	79,516	22,171	100,010	201,697

Unallocated operating expenses	-	-	-	-	-	2,696,484
	2,058,447	69,162	1,581,482	329,721	166,332	6,901,628
Income (loss) from operations	(917,969)	245,059	(148,955)	237,245	80,218	(3,200,886)

Interest expense, net	-	-	-	-	-	(402,523)
Change in fair value of warrant	-	-	-	-	-	91,222

(Loss) income from continuing operations	(917,969)	245,059	(148,955)	237,245	80,218	(3, 512,187)

Discontinued operations:
Income from discontinued operations	-	-	-	-	-	-

Net (loss) income	$(917,969)	$245,059	$(148,955)	$237,245	$80,218	$(3,512,187)

* From the date of acquisition through March 31, 2009.

Three Months Ended March 31, 2008

	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	PTL	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$2,110,707	$1,168,205	$3,274,692	$-	$1,777,230	$8,330,834
Costs of revenues	1,430,778	570,649	960,452	-	1,156,152	4,118,031
Gross profit	679,929	597,556	2,314,240	-	621,078	4,212,803
Gross profit %	32.2%	51.2%	70.7%	N/A	34.9%	50.6%

Allocated operating expenses:
Selling, general and administrative	1,991,499	73,488	1,924,707	-	142,271	4,131,965
Engineering and product development	168,214	20,790	141,188	-	108,496	438,688

Unallocated operating expenses	-	-	-	-	-	2,125,442
	2,159,713	94,278	2,065,895	-	250,767	6,696,095
(Loss) income from continuing operations	(1,479,784)	503,278	248,345	-	370,311	(2,710,663)

Discontinued operations:
Income from discontinued operations	-	-	-	-	-	168,802

Net (loss) income	$(1,479,784)	$503,278	$248,345	$-	$370,311	$(2,541,861)

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